                                                                    EXHIBIT 99.5






The Board of Directors
Electronic Designs, Inc.
One Research Drive
Westborough, MA 01581

Members of the Board:

        We hereby consent to the inclusion of our opinion letter to the Board of Directors of Electronic Designs, Inc. ("EDI") as an Annex to the Joint
Proxy Statement/Prospectus of EDI and Bowmar Instrument Corporation
("Bowmar"), which forms a part of Amendment No. 2 to the Registration Statement on Form S-4, relating to the proposed merger transaction involving EDI and Bowmar and references thereto in such Joint Proxy Statement/Prospectus.
In giving such consent, we do not admit that we are "experts" for purposes of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.


                                    ALLIANT PARTNERS



                                    By:  /s/ Robert J. Horstmeyer
                                       ---------------------------
                                       Name:  Robert J. Horstmeyer
                                       Title: Managing Director

August 31, 1998